ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

1.

Name: The name of the corporation (hereinafter called "Corporation") shall be INTERNATIONAL LEISURE ENTERPRISES INCORPORATED.

2.

Purpose: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

3.

Initial Business: The Corporation initially intends to conduct the business of resort development and management; provided, however, that such initial intention shall in no manner whatever limit the character of the business which the Corporation may ultimately conduct.

4.

Authorized Capital: The authorized capital stock of this Corporation shall be ten million (10,000,000) shares of common stock having no par value.

5.

Statutory Agent: The name and address of the initial statutory agent of the Corporation is Joseph P. Martori, c/o Brown & Bain, P.A., 222 North Central Avenue, Phoenix, Arizona 85001.

6.

Known Place of Business: The known place of business of the Corporation shall be in Maricopa County, Arizona but a different and other offices and places for conducting business, both within and without the State of Arizona, may be established from time to time by the Board of Directors.

7.

Board of Directors: The initial Board of Directors shall consist of three (3) directors. The persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Steven A. White

9080 Santa Monica Boulevard

Los Angeles, California 90069

Ronald D. Nitzberg

9740 W. Broadview Drive

Bay Harbor Island, Florida 33154

Joseph P. Martori

222 North Central Avenue

P.O. Box 400

Phoenix, Arizona 85001

Otherwise, the number of persons to serve on the Board of Directors shall be fixed by the Bylaws of the Corporation.

8.

Quorum: A quorum at any meeting of the Board of Directors shall consist of a majority of the number of directors then serving, but not less than two directors, provided that if and when a Board of Directors comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum.

9.

Incorporators: The names and addresses of the incorporators of the Corporation are:

Karina Munger

222 North Central Avenue

Phoenix, Arizona 85004

Diane Russell

10115 E. Mountain View Rd., #1009

Scottsdale, Arizona 85258

All powers, duties and responsibilities of the incorporators shall cease at the time of filing of these Articles of Incorporation with the Arizona Corporation Commission.

10.

Distributions From Capital Surplus: The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or in property.

11.

Repurchase of Shares: The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

12.

Dividends: The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

13.

Indemnification of Officers, Directors, Employees and Agents: Subject to the further provisions hereof, and to the extent permitted by law, the Corporation shall indemnify any and all of its existing and former directors, officers, employees and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director,officer, employee, or agent of the Corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the Corporation whether the legal action brought or threatened is by or in the right of the Corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the President of the Corporation or the Chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee, or agent of the Corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the Corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this 8th day of October, 1986.

\s\ Karina Munger

\s\ Diane Russell

Joseph P. Martori, having been designated to act as Statutory Agent for International Leisure Enterprises Incorporated, hereby consents to act in that capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

\s\ Joseph P. Martori, Statutory Agent

c/o Brown & Bain, P.A.

2212 North Central Avenue

Phoenix, Arizona 85004

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

Pursuant to the provisions of A.R.S. § 10-061, the undersigned corporation adopts the attached amendments to its Articles of Incorporation.

FIRST:

The name of the corporation is INTERNATIONAL LEISURE ENTERPRISES INCORPORATED.

SECOND:

The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation.

THIRD:

The aforesaid amendments were adopted by the shareholders of the corporation on July 22, 1987, in the manner prescribed by the Arizona Business Corporation Act.

FOURTH:

The number of shares of the corporation outstanding at the time of such adoption and entitled to vote thereon was:

Class or Series	Number of Shares

Common	8,233,334

The number of shares of a class or series entitled to vote on the aforesaid amendments was:

Class or Series	Number of Shares

Common	1,766,666

FIFTH:

The number of shares voted for and against such amendments, respectively, was:

For:

1,766,666

Against:   0

and the number of shares of Common Stock entitled to vote as a class or series for and against such amendments, respectively, was:

For:

1,766,666

Against:   0

DATED:

August 28, 1987

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

By: /s/

Ronald D. Nitzberg, President

By: /s/

Nancy J. Stone, Secretary

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 28th day of  August, 1987, by Ronald D. Nitzberg, President of International Leisure Enterprises Incorporated, an Arizona corporation.

/s/

Notary Public

My Commission Expires: 01/24/1988

STATE OF ARIZONA

)

)SS.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 28th day of August, 1987, by Nancy J. Stone, Secretary of International Leisure Enterprises Incorporated, an Arizona corporation.

/s/

Notary Public

My Commission Expires: 01/24/1988

EXHIBIT A

RESOLVED, that the Article 13 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

Indemnification of Directors and Officers Scope of Indemnification

(a)

The Corporation shall indemnify directors and officers of the Corporation against any liability incurred in connection with any proceeding in which the director and/or officer may be involved as a party or otherwise, by reason of.the fact that such person is or was acting on behalf of the Corporation except where such indemnification is expressly prohibited by applicable law.

(b)

If a director or officer is entitled to indemnification with respect to a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such persons to the maximum extent for such portion of the liabilities.

(c)

The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer is not entitled to indemnification.

(d)

For purposes of this Article:

(1) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

(2) "proceeding" means any threatened, pending or completed action, suit, appeal or the proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Proceedings Initiated by officers or directors. Notwithstanding any other provision of this Article, the Corporation shall not indemnify a director or officer for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is Authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in the office.

Advancing Expenses. The Corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an officer or director to repay an advance shall not be a prerequisite to the making of such advance.

Payment of Indemnification. A director or officer shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the officer or director pursuant to which the Corporation and each officer or director intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only as to conduct of an officer or director occurring thereafter, and shall not affect any rights or obligations then existing.

Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an officer or director in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.

RESOLVED, FURTHER that the following is hereby added as Article 14 of the Articles of Incorporation of the Corporation:

ARTICLE 14

Elimination of Director Liability

Personal liability of directors. A director of the Corporation shall not be personally liable for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take action, unless the director has breached his or her duty of loyalty to the Corporation, or the directors acts or omissions are not in good faith or involve intentional misconduct or a knowing violation of law.

Interpretation of article. The provisions of this article are cumulative and shall be in addition to and independent of any and all other limitations on the liabilities of directors of the Corporation, or rights of indemnification by the Corporation to which a director of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director of the Corporation while this Article 14 is in effect shall be deemed to be doing so in reliance on the provisions of this Article. No amendment to or repeal of this Article 14, nor the adoption of any provision of these Articles inconsistent with this- Article, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving this application of the provisions of this Article 14, the part or parties challenging the right of a director to the benefits of this Article shall have the burden of proof.

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

Pursuant to the provisions of A.R.S. § 10-061, the undersigned corporation adopts the attached amendment to its Articles of Incorporation.

FIRST:

The name of the corporation is INTERNATIONAL LEISURE ENTERPRISES INCORPORATED.

SECOND:

The document attached hereto as Exhibit "A" sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders of the corporation.

THIRD:

The aforesaid amendment was adopted by the shareholders of the corporation on October 14, 1987, in the manner prescribed by the Arizona Business Corporation Act.

FOURTH:

The number of shares of the corporation outstanding at the time of such adoption and entitled to vote thereon was:

Class or Series	Number of Shares

Common	8,208,522

The number of shares of a class or series entitled to vote on the aforesaid amendments was:

Class or Series	Number of Shares

Common	1,791,478

FIFTH:

The number of shares voted for and against such amendments, respectively, was:

For:

1,351,479

Against:

0

and the number of shares of Common Stock entitled to vote as a class or series for and against such amendments, respectively, was:

For:

1,791,478

Against:

0

DATED: October 19, 1987

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

By: /s/

Ronald D. Nitzberg, President

By: /s/

Nancy J. Stone, Secretary

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 19th day of October, 1987, by Ronald D. Nitzberg, President of International Leisure Enterprises Incorporated, an Arizona corporation.

/s/

Notary Public

My Commission Expires: 01/24/1988

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 19th day of October, 1987, by Nancy J. Stone, Secretary of International Leisure Enterprises Incorporated, an Arizona corporation.

/s/

Notary Public

My Commission Expires: 01/24/1988

EXHIBIT A

RESOLVED, that Article 13 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

Indemnification of Directors and Officers

Scope of Indemnification.

(a) The Corporation shall indemnify directors and officers of the Corporation to the fullest extent permitted by Arizona law, as currently in effect, except for A.R.S. §10-005(F), against any liability incurred in connection with any proceeding in which the director and/or officer may be involved as a party or otherwise, by reason of the fact that such person is or was acting on behalf of the Corporation except where such indemnification is expressly prohibited by applicable law.

(b) If a director or officer is entitled to indemnification with respect to a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such person to the maximum extent for such portion of the liabilities.

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer is not entitled to indemnification.

(d) For purposes of this Article:

(1) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

(2) "proceeding" means any threatened, pending or completed action, suit, appeal or the proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Proceedings Initiated by officers or  directors. Notwithstanding any other provision of this Article, the Corporation shall not indemnify a director or officer for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Advancing Expenses. The Corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an officer or director to repay an advance shall not be a prerequisite to the making of such advance.

Payment of Indemnification. A director or officer shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the officer or director pursuant to which the Corporation and each officer or director intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only as to conduct of an officer or director occurring thereafter, and shall not affect any rights or obligations then existing.

Scope of Article. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an officer or director in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.

STATE OF ARIZONA

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned Arizona corporation adopts the attached Amendments to its Articles of Incorporation

FIRST:

The name of the corporation is International Leisure Enterprises Incorporated.

SECOND:

The document attached hereto as Exhibit A sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation on April 18, 1990, in the manner prescribed by the applicable Arizona Revised Statutes.

THIRD:

The number of shares of the corporation outstanding at the time of such adoption was 3,916,166; and the number of shares entitled to vote thereon was 2,571,157.

FOURTH:

The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

Class or Series	Number of Shares

Common	2,571,157

FIFTH:

The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

Class or	Number of	Number of
Series	Shares For	Shares Against
Common	2,571,157	None

SIXTH:

The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

SEVENTH:

The amount of stated capital is not affected by the amendments.

DATED: May 2, 1990

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED, an Arizona corporation

By: /s/

Nancy J. Stone, President

By: /s/

Judy L. Schmucker, Assistant Secretary

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 2nd day of May, 1990, by Nancy J. Stone, the President of International Leisure Enterprises Incorporated, an Arizona corporation, on behalf of the corporation.

/s/ Notary Public

My Commission Expires: 01/24/1992

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 2nd day of May, 1990, by Judy L. Schmucker, the Assistant Secretary of International Leisure Enterprises Incorporated, an Arizona corporation, on behalf of the corporation.

/s/ Notary Public

My Commission Expires: 01/24/1992

EXHIBIT A

AMENDMENT TO

ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

Section 4

The authorized capital stock of this Corporation shall be (1) forty million (40,000,000) shares of common stock having no par value, and (2) ten million (10,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per shares.

Section 4.1

Preferred Stock. Of the shares of capital stock hereinbefore authorized, ten million (10,000,000) shares having a par value of Ten Dollars ($10.00) per share shall constitute Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board of Directors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this Paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more series and, with respect to each such series, fixing the following:

(a) The number of shares to constitute such series and the distinctive designation thereof;

(b) The annual dividend rate on the shares of such series and the date or dates from which dividends shall be accumulated as herein provided;

(c) The times when and the price at which shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may differ in the case of shares redeemed through the operation of any purchase, retirement or sinking fund from the case of shares otherwise redeemed;

(d) The amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of this Corporation, which amount may vary depending on whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary, may vary at different dates;

(e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of said fund or funds;

(f) Whether or not the shares of such series shall be convertible into shares of stock of any other class or classes, or of any other series of Preferred Stock or series of other class of shares, and if so convertible, the price or prices, the rate or rates of conversion and the method, if any, of adjusting the same;

(g) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by this Corporation or any subsidiary of this Corporation, of the Common Stock or any other class or series of stock of this Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

(h) The conditions or restrictions, if any, upon the creation of indebtedness of this Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

(i) The regular and/or special voting powers, if any, of such series; and

(j) Such other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, as shall not be inconsistent with these Articles or applicable law.

The Board of Directors also have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it, provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding.

No Preemptive Rights, Stock Options and Rights. No stockholder of this Corporation shall have any preemptive or other similar right or option with respect to shares of capital stock proposed to be offered or issued by this Corporation. The Board of Directors shall have the authority to create and issue rights and options entitling the holders thereof to purchase from this Corporation shares of its capital stock. Any such rights or options need not be offered or issued generally to stockholders of this Corporation and may be offered or issued to such persons (including directors, officers and/or employees of this Corporation and/or any affiliate) as the Board of Directors deems appropriate.

STATE OF ARIZONA

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

(changed by this amendment to ILX Incorporated)

Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned Arizona corporation adopts the attached Amendment to its Articles of Incorporation.

FIRST:

The name of the corporation is International Leisure Enterprises Incorporated.

SECOND:

The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders of the Corporation on June 28, 1993, in the manner prescribed by the applicable Arizona Revised Statutes.

THIRD:

The number of shares of the Corporation outstanding at the time of such adoption was 11,472,198; and the number of shares entitled to vote thereon was 11,472,198.

FOURTH:

The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

Class or Series	Number of Shares

Common	11,472,198

FIFTH:

The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

Class or Series	Number of Shares For	Number of Shares Against

Common	10,243,568	3,340

SIXTH:

The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

SEVENTH:

The amount of stated capital is not affected by the amendment.

DATED: June 28, 1993

INTERNATIONAL LEISURE ENTERPRISES

INCORPORATED, an Arizona

corporation

By: /s/

Randall L. Pullen, President

By: /s/

Gordon Wren, Secretary

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 28th day of June, 1993, by Randall L. Pullen, the President of International Leisure Enterprises Incorporated, an Arizona corporation, on behalf of the Corporation.

/s/ Notary Public

My Commission Expires: 01/24/1996

STATE OF ARIZONA

)

)ss.

County of Maricopa

)

The foregoing instrument was acknowledged before me this 28th day of June, 1993, by Gordon Wren, the Secretary of International Leisure Enterprises Incorporated, an Arizona corporation, on behalf of the Corporation.

/s/ Notary Public

My Commission Expires: 01/24/1996

EXHIBIT A

AMENDMENT TO ARTICLES OF INCORPORATION OF

INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

Article I is hereby amended as follows:

1.

Name: The name of the Corporation shall be ILX Incorporated.

ILX Incorporated

Changed Name to

ILX Resorts, Incorporated

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

ILX INCORPORATED

Pursuant to the provisions of A.R.S. Section 10-1001, et seq., the undersigned Corporation adopts the following amendments to its Articles of Incorporation:

1.

The name of the Corporation is ILX Incorporated.

2.

Pursuant to A.R.S. Section 10-1003, as of December 29, 1997, the Board of Directors of the Corporation adopted the following amendments to the Articles of Incorporation of ILX Incorporated and resolved that they be submitted to the Shareholders for their approval at a Special Meeting called for such purpose:

(a) RESOLVED, that Section 4 of the Articles of Incorporation of the

Corporation, as amended (the "Articles of Incorporation"), be amended to effect a one-for-five reverse split of the Corporation's outstanding no par value Common Stock (the "Common Stock"), and shall thereafter read in its entirety as follows:

Section 4. Authorized capital: The authorized capital stock of this Corporation shall be (i) thirty million (30,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of ten dollars (510.00) per share. Each five (5) shares of the Corporation's Common Stock issued as of Monday, January 12, 1998 (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share;

FURTHER RESOLVED, that the Articles of Incorporation be further amended by amending Section 1 for the purpose of changing the name of the Corporation, and shall thereafter read in its entirety as follows:

Section 1. "Name: The name of the corporation (hereinafter called

"Corporation") shall be ILX RESORTS, INCORPORATED."

(b) Except as expressly amended herein, all other provisions of the Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as originally filed with the Arizona Corporation Commission.

3.

Pursuant to A.R.S. Section 10-1003, at a Special Meeting held on January 9, 1998, the holders of the Company's outstanding Common Stock approved the foregoing amendments. An aggregate of 7,836,256 shares of Common Stock were indisputably represented at such meeting. The designation and number of outstanding shares of each class or series entitled to vote on the amendment as a class or series were as follows:

Class or Series	Number of Shares

Common	12,931,662

4.

The number of shares of each class entitled to vote on the amendments as a class or series voted for or against each of such amendments, respectively, which was sufficient for approval by that voting group, as follows:

(a) With respect to the amendment to Section 4 of the Articles of Incorporation:

Class or Series	Number of Shares For	Number of Shares Against

Common Stock	7,702,459	116,803

(b) With respect to the amendment to Section 1 of the Articles of Incorporation:

Class or Series	Number of Shares For	Number of Shares Against

Common Stock	7,824,564	4,118

5.

The foregoing amendments to the Company's Articles of Incorporation shall become effective as of 5:00 P.M. Mountain Standard Time on Monday, January 12, 1998.

DATED this 12th day of January, 1998.

ILX INCORPORATED, an Arizona corporation

By: /s/

Nancy J. Stone, President

ATTEST:

/s/

By: Stephanie Castranova, Secretary

ARTICLES OF CORRECTION

This document is filed pursuant to the provisions of A.R.S. Section 10-124.

ARTICLES OF CORRECTION OF:

ILX RESORTS, INCORPORATED

The undersigned hereby submits for filing Articles of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, referenced above, of the Arizona Revised Statutes.

1:

The Article to be corrected is:

Certificate of Amendment of the Articles of Incorporation of ILX Incorporated (a copy of this document is attached hereto as "Exhibit A").

Date Filed:

January 12, 1998.

2.

The inaccuracy in the Articles is:

The name of the corporation was changed to "ILX Resorts, Incorporated".

A comma was inadvertently added to the corporate name after the word" resorts".

The Articles of Correction hereby reads as follows:

The correct name of the corporation is "ILX Resorts Incorporated".

Dated this 20th day of January, 1998.

ILX RESORTS, INCORPORATED,

an Arizona corporation

By: /s/

Nancy J. Stone, President

ATTEST:

By: /s/

Stephanie Castranova, Secretary

Exhibit "A"

ILX Incorporated

Changed Name to ILX Resorts, Incorporated

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

ILX INCORPORATED

Pursuant to the provisions of A.R.S. Section 10-1001, et se g., the undersigned Corporation adopts the following amendments to its Articles of Incorporation:

1.

The name of the Corporation is 1LX Incorporated.

2.

Pursuant to A.R.S. Section 10-1003, as of December 29, 1997, the Board of Directors of the Corporation adopted the following amendments to the Articles of Incorporation of ILX Incorporated and resolved that they be submitted to the Shareholders for their approval at a Special Meeting called for such purpose:

(a) RESOLVED, that Section 4 of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), be amended to effect a one-for-five reverse split of the Corporation's outstanding no par value Common Stock (the "Common Stock"), and shall thereafter read in its entirety as follows:

Section 4. Authorized Capital: The authorized capital stock of this Corporation shall  be (i) thirty million (30,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of ten dollars ($10.00) per share. Each five (5) shares of the Corporation's Common Stock issued as of Monday, January 12, 1998 (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share;

FURTHER RESOLVED, that the Articles of Incorporation be further amended by amending Section 1 for the purpose of changing the name of the Corporation, and shall thereafter read in its entirety as follows:

Section 1. "Name: The name of the corporation (hereinafter called "Corporation") shall be ILX RESORTS, INCORPORATED."

(b) Except as expressly amended herein, all other provisions of the Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as originally filed with the Arizona Corporation Commission.

3.

Pursuant to A.R.S. Section 10-1003, at a Special Meeting held on January 9, 1998, the holders of the Company's outstanding Common Stock approved the foregoing amendments. An aggregate of 7,836,256 shares of Common Stock were indisputably represented at such meeting. The designation and number of outstanding shares of each class or series entitled to vote on the amendment as a class or series were as follows:

Class or Series	Number of Shares

Common Stock	12,931,662

4.

The number of shares of each class entitled to vote on the amendments as a class or series voted for or against each of such amendments, respectively, which was sufficient for approval by that voting group, as follows:

(a) With respect to the amendment to Section 4 of the Articles of Incorporation:

Class or Series	Number of Shares For	Number of Shares Against

Common Stock	7,702,459	116,803

(b) With respect to the amendment to Section 1 of the Articles of Incorporation:

Class or Series	Number of Shares For	Number of Shares Against

Common Stock	7, 824,564	4,118

5.

The foregoing amendments to the Company's Articles of Incorporation shall  become effective as of 5:00 P.M. Mountain Standard Time on Monday, January 12, 1998.

DATED this 12th day of January, 1998.

ILX INCORPORATED, an Arizona corporation

By: /s/

Nancy J. Stone, President

ATTEST:

By: /s/

Stephanie Castranova, Secretary